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                                  SKYLINE FUNDS

                             PLAN OF REORGANIZATION

         This Plan of Reorganization (this "Plan") is made as of this 16th day of November, 1999, by Skyline Funds, a Massachusetts business trust ("Skyline"), on behalf of its series designated Skyline Small Cap Value Plus ("Value Plus"), Skyline Small Cap Contrarian ("Contrarian") and Skyline Special Equities Portfolio ("Special Equities").

                                 R E C I T A L S

         WHEREAS, Skyline: (a) is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts; (b) is registered as an open-end management investment company under the Investment Company Act; and (c) currently has designated three separate series of shares of beneficial interest known as Value Plus, Contrarian and Special Equities; and

         WHEREAS, the Board of Trustees of Skyline deems it advisable that Special Equities acquire substantially all of the assets of each of Value Plus and Contrarian in exchange for the assumption by Special Equities of substantially all of the liabilities of each of Value Plus and Contrarian and the issuance of shares of beneficial interest of Special Equities, which are thereafter to be distributed by each of Value Plus and Contrarian to its shareholders in liquidation of each of Value Plus and Contrarian, all upon the terms and conditions set forth in this Plan.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.       DEFINITIONS.

         For purposes of this Plan, the following terms shall have the respective meanings set forth below:


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         1.1 "Acquired Funds" means Value Plus and Contrarian.

         1.2 "Acquired Fund Shareholders" means the holders of record of the issued and outstanding shares of beneficial interest of the Acquired Funds as of the Closing Date.

         1.3 "Closing" means the transfer to Special Equities of substantially all of the assets of each of Value Plus and Contrarian against delivery to each of Value Plus and Contrarian of the Special Equities Shares as described in
Section 2.1 of this Plan.

         1.4 "Closing Date" means February 29, 2000, or such other date as Skyline may determine.

         1.5 "Code" means the Internal Revenue Code of 1986, as amended.

         1.6 "Contrarian" means Skyline Small Cap Contrarian, a designated series of Skyline.

         1.7 "Contrarian Shares" means the issued and outstanding shares of beneficial interest of Contrarian.

         1.8 "Custodian" means Firstar Bank, acting in its capacity as custodian with respect to the assets of Skyline.

         1.9 "Effective Time" immediately prior to the close of trading on the New York Stock Exchange on the Closing Date.

         1.10 "Excluded Assets" shall have the meaning set forth in Section 2.3 of this Plan.

         1.11 "Excluded Liabilities" shall have the meaning set forth in
Section 2.3 of this Plan.

         1.12 "Investment Company Act" means the Investment Company Act of 1940, as amended, and all of the rules and regulations adopted thereunder by the SEC.

         1.13 "Person" means an individual or a corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, or other entity, as the context requires.

         1.14 "Plan" means this Plan of Reorganization, together with all schedules and exhibits attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

         1.15 "Reorganization" means the transactions described in and contemplated by this Plan.

         1.16 "Required Shareholder Vote" shall have the meaning specified in
Section 3.1 of this Plan.

         1.17 "SEC" means the United States Securities and Exchange Commission.

         1.18 "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted by the SEC pursuant thereto.

         1.19 "Shareholder Meeting" means a special meeting of the shareholders of Value Plus and Contrarian to be convened in accordance with applicable law and the Agreement and


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Declaration of Trust and Bylaws of Skyline to consider and vote upon the approval of this Plan and the transactions contemplated hereby.

         1.20 "Skyline" means Skyline Funds, a Massachusetts business trust which: (a) is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts; (b) is registered as an open-end management investment company under the Investment Company Act; and (c) at the date of this Agreement has designated three separate series of its shares of beneficial interest, no par value, known as Value Plus, Contrarian and Special Equities.

         1.21 "Skyline Prospectus" means the Prospectus, dated May 1, 1999, of Skyline relating to each of Value Plus, Contrarian and Special Equities.

         1.22 "Special Equities" means Skyline Special Equities Portfolio, a designated series of Skyline.

         1.23 "Special Equities Shares" means the shares of beneficial interest of Special Equities to be issued pursuant to this Plan, as described in
Section 2.1 hereof.

         1.24 "Value Plus" means Skyline Small Cap Value Plus, a designated series of Skyline.

         1.25 "Value Plus Shares" means the issued and outstanding shares of beneficial interest of Value Plus.

2.       Reorganization and Liquidation of Value Plus and Contrarian.

         2.1 TRANSFER OF EACH ACQUIRED FUND'S ASSETS; ISSUANCE OF SPECIAL EQUITIES SHARES. At or prior to the Effective Time, substantially all of the assets of each Acquired Fund, except the Excluded Assets, shall be delivered to the Custodian for the account of Special Equities, in exchange for (i), and against delivery to each Acquired Fund at the Effective Time of, that number of Special Equities Shares (including, if applicable, fractional shares rounded to the nearest thousandth of one whole share) having an aggregate net asset value equal to the value of the assets of each Acquired Fund so delivered and (ii) the assumption by Special Equities of all the liabilities of the Acquired Fund except Excluded Liabilities, all determined and adjusted as provided in
Section 2.2 of this Plan. As of the Effective Time and following delivery of such assets to the Custodian, Special Equities shall receive good and marketable title to such assets free and clear of all liens, security interests, pledges, charges, claims or encumbrances of any and every kind.

         2.2  COMPUTATION OF NET ASSET VALUE.

                  (a) The net asset value of Special Equities Shares and the net value of the assets of each Acquired Fund transferred pursuant to this Plan shall, in each case, be determined as of the close of regular session trading on the New York Stock Exchange on the Closing Date.

                  (b) The net asset value of Special Equities Shares shall be computed in accordance with the practices and procedures of Special Equities described in the Skyline Prospectus. Likewise, the value of the assets of each Acquired Fund to be transferred pursuant to this Plan shall be computed in accordance with the practices and procedures of each Acquired Fund described in the Skyline Prospectus.


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         2.3 EXCLUDED ASSETS AND LIABILITIES. There shall be excluded from the assets of Contrarian described in Section 2.1 all pre-paid organizational expenses and other assets of Contrarian that would not have value to Special Equities (the "Excluded Assets"). There shall be excluded from the liabilities of Contrarian described in Section 2.1 all organizational expenses and other liabilities of Contrarian that would not have value to Special Equities.

         2.4 CLOSING OF BOOKS. The assets of each Acquired Fund and the per share net asset value of Special Equities Shares shall be valued as of the close of regular session trading on the New York Stock Exchange on the Closing Date. The stock transfer books of each Acquired Fund shall be permanently closed as of the close of regular session trading on the Closing Date, and only requests for the redemption of shares of each Acquired Fund received in proper form prior to the close of regular session trading on the New York Stock Exchange on the Closing Date shall be accepted by that Acquired Fund. Redemption requests thereafter received by each Acquired Fund shall be deemed to be redemption requests for Special Equities Shares (assuming that the transactions contemplated by this Plan have been consummated) to be distributed to the Acquired Fund Shareholders pursuant to this Plan.

         2.5 LIQUIDATION. As soon as reasonably practicable after the Closing Date, each Acquired Fund shall pay or make provisions for all of its debts, liabilities and taxes, and distribute all remaining assets, including Special Equities Shares received by it in the Reorganization and the balance, if any, of the Excluded Assets, to the Acquired Fund Shareholders, and each Acquired Fund's status as a designated series of shares of Skyline shall be terminated.

         2.6 ISSUANCE OF SPECIAL EQUITIES SHARES. On the Closing Date, Skyline shall instruct its transfer agent to record on Skyline's books and records the pro rata interest of each of the Acquired Fund Shareholders in Special Equities Shares in the name of such Acquired Fund Shareholder. All Value Plus Shares and Contrarian Shares then issued and outstanding shall thereupon be canceled on the books of Skyline. Skyline shall forward a confirmation of such ownership to each of the Acquired Fund Shareholders. No redemption or repurchase of such Special Equities Shares credited to any Acquired Fund Shareholder in respect of his or her Acquired Fund Shares which are represented by an unsurrendered stock certificate shall be permitted until such certificate has been surrendered to Skyline for cancellation, or if such certificate is lost or misplaced, until a lost certificate affidavit has been executed and delivered to Skyline.

         2.7 TAX CONSEQUENCES. It is intended that (a) the transfer by each Acquired Fund of all of its assets to Special Equities in exchange for Special Equities Shares, and the distribution of such Special Equities Shares to the Acquired Fund Shareholders, as provided in this Plan, will constitute a Reorganization within the meaning of Section 368(a)(1)(C) of the Code; (b) no income, gain or loss will be recognized by the Acquired Funds as a result of such transactions; (c) no income, gain or loss will be recognized by Special Equities as a result of such transactions; (d) no income, gain or loss will be recognized by the Acquired Fund Shareholders on the distribution to them by the Acquired Funds of Special Equities Shares in exchange for Value Plus Shares and/or Contrarian Shares (but Acquired Fund Shareholders subject to taxation will recognize income upon receipt of any net investment income or net capital gains of such Acquired Fund which are distributed by such Acquired Fund prior to the Closing Date of the Reorganization); (e) the tax basis of the Special Equities Shares received by each Acquired Fund Shareholder will be the same as the tax basis of the shareholder's Value Plus Shares and/or Contrarian Shares exchanged therefor; (f) the tax basis of the assets of the Acquired Fund received by Special Equities will be the same as the basis of the assets in the hands of


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 the corresponding Acquired Fund immediately prior to the transactions;
(g) a shareholder's holding period for Special Equities Shares will be determined by including the period for which the shareholder held Value Plus Shares and/or Contrarian Shares exchanged therefor, provided that the shareholder held such Value Plus Shares and/or Contrarian Shares as a capital asset at the Closing; (h) the holding period of Special Equities with respect to the assets of each Acquired Fund will include the period for which such assets were held by the corresponding Acquired Fund provided that the Acquired Fund held such assets as capital assets; and (i) Special Equities will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of the corresponding Acquired Fund as of the Closing of the Reorganization.

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3.       CONDITIONS PRECEDENT TO CLOSING.

         The Closing of the Reorganization as to each Acquired Fund is subject to the conditions that on or before the Closing Date:

         3.1 APPROVAL OF PLAN BY ACQUIRED FUND SHAREHOLDERS. The Shareholder Meeting shall have been duly called and held in accordance with the provisions of the Investment Company Act, Massachusetts Law and the Agreement and Declaration of Trust and Bylaws of Skyline, including compliance with the notice and quorum requirements thereunder, and at such meeting the Plan shall have been approved by the affirmative vote of, for Value Plus, more than 50% of Value Plus Shares outstanding and entitled to vote on approval of the Plan at the Shareholder Meeting and, for Contrarian, more than 50% of Contrarian Shares outstanding and entitled to vote on approval of the Plan at the Shareholder Meeting (the "Required Shareholder Vote").

         3.2 NO ADVERSE ACTIONS. On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with this Plan or the transactions contemplated hereby.

         3.3 CONSENTS AND APPROVALS. All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the SEC and of state Blue Sky or securities authorities) deemed necessary by Skyline to permit consummation, in all material respects, of the transactions contemplated hereby, shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of that Acquired Fund.

         3.4 EFFECTIVENESS OF REGISTRATION STATEMENT ON FORM N-14. Skyline's Registration Statement on Form N-14 to be prepared and filed with the SEC with respect to Special Equities Shares, including the Proxy Statement of the Acquired Funds soliciting approval of the Plan at the Shareholder Meeting constituting a part thereof, shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of Skyline, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

         3.5 DISPOSITION OF INELIGIBLE INVESTMENTS BY EACH ACQUIRED FUND. Prior to the Closing Date, each Acquired Fund shall sell, liquidate or otherwise dispose of such securities and instruments (or portions thereof) in its investment portfolio as and to the extent necessary to enable Special Equities to own, purchase or hold all of the securities and instruments in the Acquired Fund's investment portfolio being transferred to Special Equities in the Reorganization without causing a violation of any of Special Equities' investment restrictions or policies.


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         3.6 DECLARATION OF DIVIDENDS AND DISTRIBUTIONS BY ACQUIRED FUND. Prior
to or on the Closing Date, that Acquired Fund shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income for taxable years ending on or prior to the Closing Date (computed without regard to any deduction for dividends paid) and all of its net capital gain realized in taxable years ending on or prior to the Closing Date (after reduction for any capital loss carried forward).

4.       EXPENSES.

         Skyline Asset Management, L.P., Skyline's investment adviser, will bear all expenses in connection with the entering into and carrying out the provisions of this Plan.

5.       TERMINATION.

         This Plan may be terminated at any time by Skyline, and will be terminated by Skyline if any of the conditions precedent to the Reorganization set forth in Article 3 has not been satisfied as of the Closing Date. In the event of any such termination, there shall be no liability for damage on the part of any of Value Plus, Contrarian or Special Equities.

6.       AMENDMENT.

         This Plan may be amended, modified or supplemented in such manner as Skyline determines; provided, however, that following approval of the Plan by the Required Shareholder Vote, no such amendment may have the effect of changing the provisions for determining the number of Special Equities Shares to be issued to the Acquired Fund Shareholders pursuant to this Plan to the detriment of the Acquired Fund Shareholders without their further approval.

7.       MISCELLANEOUS.

         7.1 SEPARATE APPLICATION TO EACH ACQUIRED FUND. This Plan shall be construed to apply separately to each Acquired Fund, so that, if all conditions precedent to closing for one Acquired Fund have been satisfied or waived, the Reorganization contemplated hereby may be completed as to that Acquired Fund even if not all conditions precedent to closing as to the other Acquired Fund have been satisfied or waived.

         7.2 HEADINGS. The Article and Section headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

         7.3 GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, Skyline's Agreement and Declaration of Trust and Bylaws, and the Skyline Prospectus.

         7.4 LIMITATION OF LIABILITY. The Agreement and Declaration of Trust of Skyline is on file with the Secretary of State of the Commonwealth of Massachusetts. This Agreement is executed on behalf of Skyline by an officer of Skyline in his capacity as an officer and not individually and the obligations of Skyline under this Agreement are not binding upon Skyline's trustees, officers or shareholders individually but are binding only upon the assets and property of each Acquired Fund or Special Equities as the case may be.


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         IN WITNESS WHEREOF, on the authority of the Board of Trustees of
Skyline, this Plan has been executed by its duly authorized officer as of the day and year first written above.

                             BY ORDER OF THE BOARD OF TRUSTEES
                             OF SKYLINE FUNDS

                             (On Behalf of Skyline Small Cap Value Plus, Skyline Small Cap Contrarian and Skyline Special Equities Portfolio)



                             By: /s/ William M. Dutton
                                -----------------------------
                                 William M. Dutton, President